FORM 8-K

Current Report

Commission File Number 1-5109

TODD SHIPYARDS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE 91-1506719

(State or other jurisdiction of (IRS Employer I.D. No.)

incorporation or organization)

1801- 16th AVENUE SW, SEATTLE, WASHINGTON 98134-1089

(Street address of principal executive offices - Zip Code)

Registrant's telephone number: (206) 623-1635

Item 8.01 Other Events

SEATTLE, WASHINGTON...March 16, 2005...Todd Shipyards Corporation (NYSE:TOD) announced today that the U.S. Navy has awarded to its wholly owned subsidiary, Todd Pacific Shipyards Corporation ("Todd Pacific" or the "Company"), a $19,391,989 modification to previously awarded contract N00024-04-C-4152 in support of repairs and alterations performed during the Dry-Docked Planned Incremental Availability ("DPIA") of the USS John C. Stennis ("Stennis") aircraft carrier (CVN-74). The contract modification, which is associated with the Navy's exercise of an option under the contract, provides for the alteration and repair of ship's systems, shipboard equipment and ship hull preservation. This is the second modification to the Stennis overhaul contract. The Company had previously announced a $28,727,735 modification on February 14, 2005. The work will be accomplished at the Puget Sound Naval Shipyard in Bremerton, Washington and is expected to be completed in December 2005.

The DPIA of the Stennis is being performed pursuant to the Company's five-year Planned Incremental Availability ("PIA") contract with the Navy for the overhaul and continued maintenance of the aircraft carriers stationed at Bremerton and Everett, Washington. The cost-type PIA contract was originally awarded to Todd Pacific in 1999 for five years and was awarded again in 2004 for an additional five years.

(c) Exhibits

99 - Todd Shipyards Press Release dated March 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2005.

/s/ Michael G. Marsh

By: Michael G. Marsh

On Behalf of the Registrant as

Secretary and General Counsel